UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 13, 2008

CANYON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-11887	84-0800747
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

14142 Denver West Parkway, Suite 250
Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

(303) 278-8464
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS.

On March 13, 2008, Canyon Resources Corporation, a Delaware corporation ("Canyon"), held a special meeting of its stockholders at 9:00 a.m., Mountain Time, at the Canyon offices located at located at 14142 Denver West Parkway, Suite 250, Golden, CO. At the special meeting, the stockholders voted to approve and adopt the Agreement and Plan of Merger dated as of November 16, 2007, by and among Atna Resources Ltd. (“Atna”), a corporation incorporated under the laws of the Province of British Columbia, Arizona Acquisition Ltd. (‘MergerCo”), a wholly-owned subsidiary of Atna, and Canyon. Pursuant to the Agreement and Plan of Merger, MergerCo will merge with and into Canyon (the “Merger”) and Canyon will become a wholly-owned subsidiary of Atna. The Merger is expected to close on March 18, 2008.

Of the 53,629,841 shares eligible to be voted with respect to the Merger:

•	27,075,379 shares were voted in favor of the Merger;

•	8,828,954 shares were voted against the Merger;

•	491,796 shares abstained; and

•	17,233,712 shares were not voted.

The proposal related to the postponement or adjournment of the special meeting to solicit additional proxies was also approved.

On March 13, 2008, Canyon issued a press release announcing the approval of the Merger at the special meeting. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Canyon Resources Corporation news release PR08-08 dated March 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANYON RESOURCES CORPORATION

Date: March 13, 2008	By:	/s/ David P. Suleski
David P. Suleski Vice President and Chief Financial Officer

Exhibit Index

99.1	Canyon Resources Corporation news release PR08-08 dated March 13, 2008.